CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 27, 2012 on the financial statements of Bretton Fund, a series of PFS Funds, as of December 31, 2011 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to PFS Funds’ Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd. Westlake, Ohio April 26, 2012